UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2011
TRANS1 INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33744 (Commission File Number)	33-0909022 (IRS Employer Identification No.)
301 Government Center Drive
Wilmington, North Carolina 28403
(Address of principal executive offices)
(Zip Code)
(910) 332-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
     TranS1 Inc., a Delaware corporation (the “Company”) has previously disclosed that healthcare providers rely on third-party payors, including private health insurance plans, to pay for all or a portion of the costs and fees associated with the Company’s pre-sacral approach and AxiaLIF interbody fusion procedure. Historically, there has been a lack of consistent reimbursement for the specific CPT code (used to describe specific services performed by physicians when submitting reimbursement claims) used to describe the AxiaLIF interbody fusion surgery, such that some physicians have found it difficult to obtain reimbursement for the procedure.
     However, the Company has recently been informed that Humana Inc. (“Humana”), which is a major private health benefits company, has recently changed its spinal surgery reimbursement policy to include coverage for medically necessary interbody fusion procedures when using the Company’s pre-sacral AxiaLIF approach. Humana will reimburse these procedures at the same level as other spinal interbody fusion surgeries for which it currently provides reimbursement. According to recent Humana public filings, it has approximately 10.1 million medical members and 7.0 million specialty members. To the Company’s knowledge, this coverage decision for the pre-sacral approach to interbody fusion represents the first such decision by any health benefits company in the United States.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.
January 7, 2011	By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer